Exhibit 4(b)

NEXTERA ENERGY CAPITAL HOLDINGS, INC.
JUNO BEACH, FLORIDA
March 1, 2023

THE BANK OF NEW YORK MELLON,
as Trustee under the Indenture
(as defined below)
240 Greenwich Street – 7E
New York, New York 10286

Attention: Corporate Trust Administration
Previously, you were requested, pursuant to Section 303 of the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999 (as amended, the “Indenture”) between NextEra Energy Capital Holdings, Inc. (the “Company”) and you as Trustee, to authenticate (i) definitive certificate No. R-1 which initially represented $2,500,000,000 principal amount of the Company’s Series K Debentures due March 1, 2025 (the “Series K Debentures”) in fully executed form and registered in the name of The Bank of New York Mellon, as Purchase Contract Agent under a Purchase Contract Agreement, dated as of February 1, 2020 (the “Purchase Contract Agreement”), by and between NextEra Energy, Inc. and The Bank of New York Mellon, as Purchase Contract Agent and attorney-in-fact (“Purchase Contract Agent”), and, when authenticated, to deliver such certificate to the Purchase Contract Agent, to be endorsed in blank and delivered to Deutsche Bank Trust Company Americas (“Deutsche Bank”), as Collateral Agent under the Pledge Agreement, dated as of February 1, 2020 (“Pledge Agreement”), by and between NextEra Energy, Inc., the Purchase Contract Agent, and Deutsche Bank, as Collateral Agent, Custodial Agent and Securities Intermediary, (ii) global certificate No. R-2 which initially represented $0 principal amount of the Series K Debentures in fully executed form and registered in the name of Cede & Co., as nominee for The Depository Trust Company (“Global Certificate R-2”), (iii) global certificate No. R-3 which initially represented $0 principal amount of the Series K Debentures in fully executed form and registered in the name of Cede & Co., as nominee for The Depository Trust Company (“Global Certificate R-3”), (iv) global certificate No. R-4 which initially represented $0 principal amount of the Series K Debentures in fully executed form and registered in the name of Cede & Co., as nominee for The Depository Trust Company (“Global Certificate R-4”), (v) global certificate No. R-5 which initially represented $0 principal amount of the Series K Debentures in fully executed form and registered in the name of Cede & Co., as nominee for The Depository Trust Company (“Global Certificate R-5”) and (vi) global certificate No. R-6 which initially represented $0 principal amount of the Series K Debentures in fully executed form and registered in the name of Cede & Co., as nominee for The Depository Trust Company (“Global Certificate R-6”), and when authenticated, to deliver Global Certificate R-2, Global Certificate R-3, Global Certificate R-4, Global Certificate R-5 and Global Certificate R-6 to The Bank of New York Mellon, as custodian for The Depository Trust Company. All capitalized terms not defined herein that are defined in the Indenture shall have the same meaning as used in the Indenture.

Pursuant to the terms of the Series K Debentures, $2,500,000,000 aggregate principal amount of the Series K Debentures have been remarketed. Interest on all of the $2,500,000,000 principal amount of Series K Debentures will accrue at 6.051% per annum from March 1, 2023, and will be payable on March 1 and September 1 of each year, commencing on September 1, 2023.
In accordance with Section 305 of the Indenture, you are hereby instructed (1) to cancel definitive certificate R-1 (which represents $2,500,000,000 principal amount of the Series K Debentures and which has been delivered to you today by Deutsche Bank, as Collateral Agent), and (2) upon such cancellation to increase the principal amount of Global Certificate No. R-2 from $0 to $500,000,000, to increase the principal amount of Global Certificate No. R-3 from $0 to $500,000,000, to increase the principal amount of Global Certificate No. R-4 from $0 to $500,000,000, to increase the principal amount of Global Certificate No. R-5 from $0 to $500,000,000 and to increase the principal amount of Global Certificate No. R-6 from $0 to $500,000,000.
Please acknowledge receipt of the aforementioned items below.

NEXTERA ENERGY CAPITAL HOLDINGS, INC.
		By:	SUSAN D. LABAR
Assistant Treasurer

RECEIPT of the aforementioned
items is hereby acknowledged.

THE BANK OF NEW YORK MELLON
as Trustee under the Indenture

By:	FRANCINE KINCAID
Francine Kincaid
Vice President

Dated: March 1, 2023